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                                                                       EXHIBIT 8


                                 June 21, 1996


Household Capital Trust II
Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois 60070

          Re:  Household Capital Trust II
               Trust Preferred Securities
               --------------------------

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission by Household International, Inc. ("HII") and Household Capital Trust II (the "Trust") and the preliminary prospectus (the "Preliminary Prospectus") included in the Registration Statement.

          We have acted as special tax counsel to HII and the Trust in connection with the Preliminary Prospectus forming a part of the Registration Statements. The statements contained in the Preliminary Prospectus under the heading "Certain Federal Income Tax Consequences" to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, have been prepared or reviewed by us, and, in our opinion, are correct in all material respects. We hereby affirm to you the opinions attributed to us under such heading in the Preliminary Prospectus.


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Household International, Inc.
June 21, 1996
Page 2




              This opinion is provided to you only and, without our prior written consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

              Notwithstanding the immediately preceding paragraph, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Certain Income Tax Consequences" and "Legal Matters" in the Preliminary Prospectus included in the Registration Statement. By giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules promulgated thereunder.

              This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

                                              Very truly yours,


                                              /s/ Sidley & Austin